UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 7, 2024 (May 1, 2024)

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54786	27-2094706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Fernand-Poitras

Terrebonne, Quebec, Canada, J6Y 1Y4

(Address of principal executive offices, including zip code)

(450) 951-8555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LOOP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 1, 2024, Loop Industries, Inc. (the “Company” or “Loop”) entered into an agreement (the “Agreement”) by and between the Company and Ester Industries Ltd. (“Ester”). Pursuant to the Agreement, the Company and Ester agreed to form a new company (the “Venture Company”) headquartered in India to build and operate an Infinite Loop™ manufacturing facility which will produce lower carbon footprint recycled dimethyl terephthalate (“rDMT”), recycled mono-ethylene glycol (“rMEG”) and specialty polymers in India, using the Infinite Loop™ technology. Loop and Ester anticipate that the total debt and equity funding required to finance the Venture Company for the construction, development and operationalization of the planned manufacturing facility, along with initial working capital requirements for the business is expected to be USD $165 million. Ester and Loop will each contribute 50% of the initial equity capital of the Venture Company.

The initial board of directors of the Venture Company will be comprised of three directors appointed by Ester and three directors appointed by Loop.

The Agreement provides that the Venture Company will build, develop, operate and maintain within India one or more facilities to depolymerize polyester waste into monomers, namely rDMT and rMEG using the Infinite Loop™ Depolymerization Technology as patented by Loop. Subject to the terms of the relevant governing documents, Ester will be the exclusive producer of specialty polymers for the Venture Company, and Loop will be the exclusive seller and marketing agent of the Venture Company’s products. Ester and Loop will work in collaboration on all financing activities for the Venture Company pursuant to the terms of the Agreement.

The formation and funding of the Venture Company is subject to satisfaction of certain corporate authorizations and other customary closing conditions. If all conditions precedent are not satisfied or waived on or before December 31, 2024, then either Loop or Ester may exercise an option to terminate the Agreement.

Pursuant to the Agreement the Venture Company will enter into (i) a technology license agreement with Loop (the “Loop Technology License Agreement”), (ii) a service agreement with Ester, and (iii) a sales and marketing agreement with Loop, each on terms to be mutually agreed upon by the parties. Pursuant to the Loop Technology License Agreement, the Venture Company will be granted an exclusive, subject to certain exceptions, license to exploit the Infinite Loop™ Depolymerization Technology in India at a royalty rate to be set forth in the Loop Technology License Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to a future periodic or current report of the Company.

Item 7.01. Regulation FD Disclosure.

On May 1, 2024, the Company issued a press release announcing the signing of the Agreement. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

To satisfy its obligations under Regulation FD, Loop Industries, Inc. is furnishing an investor presentation, which is separately being provided to investors. The presentation slides will be posted on our web site (http://www.loopindustries.com/en/investors/home). The forward-looking statements disclosure included in the presentation slides is incorporated into this Item 7.01 by reference.

Investors and others should note that we announce material financial information to our investors using our investor relations web site (http://www.loopindustries.com/investors/overview), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media, to communicate with our members and the public about our company, our services and other issues. It is possible that the information we post on social media could be deemed to be material information. Therefore, we encourage investors, the media, and others interested in our company to review the information we post on the United States social media channels listed on our investor relations web site.

The information in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), and shall not be incorporated or deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated May 1, 2024, announcing joint venture agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: May 7, 2024	By:	/s/ Fady Mansour
Fady Mansour
Chief Financial Officer

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